                                                       Rule 424(b)(3)
                                                       File No. 333-84725

Pricing Supplement No. 11                              Dated: September 28, 2000
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $85,000,000           Issue Price: 100.00%

Original Issue Date: October 3, 2000    Stated Maturity Date: October 3, 2002

Form: [X] Book-Entry  [] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
       (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [] Yes [] No
       (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
       (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 3rd day of January, April, July and October, beginning January 3, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 3rd day of January, April, July and October, beginning January 3, 2001 up to and including the Stated Maturity Date.

Interest Determination Date Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 7.06125%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                    Minimum Interest Rate: N/A

Spread (+/-): +.25%                           Spread Multiplier: N/A

Optional Redemption: [_] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [_] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [_] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Discount or Commission: .094%

Other Provisions:    a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         11 UNDER MTN-SERIES J PROGRAM: $1,540,000,00.00
                     b)  CUSIP #42333HMU3
Agents:
Merrill Lynch & Co.,                              Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith             31 W. 52/nd/ St.
Incorporated                                      New York, NY 10019
250 Vesey St.
New York, NY 10281-1310

                                                     Rule 424(b)(3)
                                                     File No. 333-84725

Pricing Supplement No. 12                            Dated: September 28, 2000
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000             Issue Price: 100.00%

Original Issue Date: October 3, 2000      Stated Maturity Date: October 3, 2002

Form: [X] Book-Entry  [] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [X] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Daily using previous day Fed Funds Effective (H.15)

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Daily using previous day Fed Funds Effective (H.15), one day cutoff prior to payment date, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 3rd day of January, April, July and October , beginning January 3, 2001up to and including the Stated Maturity Date.

Interest Determination Date Dates: Daily Fed Funds - previous day Fed Funds Effective (H.15)

Initial Interest Rate: To be determined

Index Maturity: Daily Fed Funds - previous day Fed Funds Effective (H.15)

Day Count Convention: Act/360

Maximum Interest Rate: N/A                    Minimum Interest Rate: N/A

Spread (+/-): +.45%                           Spread Multiplier: N/A

Optional Redemption: [] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [] Yes [X] No
       Optional Repayment Dates:
       Optional Repayment Prices:

Repayment Provisions:
       (If other than as specified in the Prospectus Supplement)

Discount Note: [] Yes [X] No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Discount or Commission: .094%

Other Provisions:   a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                          11 UNDER MTN-SERIES J PROGRAM: $1,625,000,00.00
                    b)    CUSIP #42333HMV1

Agent:
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
250 Vesey St.
New York, NY 10281-1310